Exhibit 10.6
ADMINISTRATIVE SERVICES AGREEMENT
ADMINISTRATIVE SERVICES AGREEMENT (“Agreement”) made as of May 1, 2023 by and between EACH ENTITY LISTED ON SCHEDULE I (each such entity referred to herein as the “Company”), and THE BANK OF NEW YORK MELLON, a corporation organized under the laws of the State of New York, through its Alternative Investment Services group (“BNYM-AIS”).
W I T N E S S E T H:
WHEREAS, this Agreement constitutes a separate agreement between BNYM-AIS and each Company listed in Schedule I hereto, as if each such Company had executed a separate Agreement with BNYM-AIS; and
WHEREAS, the Company desires to retain BNYM-AIS to provide the various services described herein and BNYM-AIS is willing to provide such services, all as more fully set forth below.
NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:
1.Definitions.
Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:
(a)“Authorized Person” shall mean each person, whether or not an officer or employee of the Company, duly authorized by the Board or on behalf of the Board by the Manager, to give Instructions on behalf of the Company as set forth in Exhibit A hereto. The persons set forth in Exhibit A may be changed by the Company by providing to BNYM-AIS a new form of Exhibit A in accordance with Section 19 or by otherwise providing such new form of Exhibit A to BNYM-AIS.
(b)“BNYM Affiliate” shall mean any office, branch, or subsidiary of The Bank of New York Mellon Corporation.
(c)“Board” shall mean the Company’s board of directors.
(d)“Net Assets” shall mean total assets less total liabilities, including unrealized profits and losses on open positions, accrued income and expense, calculated in accordance with generally accepted accounting principles as more fully described in the Company’s Offering Materials.
(e)“Confidential Information” shall have the meaning given in Section 7(n) of this Agreement.
(f)“Documents” shall mean the documents described in Exhibit B hereto.
(g)“Executive Committee” shall mean the Executive Committee of the Company.
(h)“Instructions” shall mean written communications provided to BNYM-AIS in accordance with Section 19 or otherwise actually received by BNYM-AIS in connection with the services provided hereunder.
(i)“Manager” shall mean the entity identified by the Company to BNYM-AIS as the entity having management responsibility with respect to the Company.
(j)“Offering Materials” shall mean the Company’s confidential private placement memorandum or similar materials with respect to its private offering of the Shares.

(k)“Organizational Documents” shall mean the Company’s certificate of incorporation, limited liability company agreement, limited partnership, limited partnership agreement, by-laws or similar documents of formation or organization, as applicable.
(l)“Registration Statement” shall mean any registration statement at any time now or hereafter filed with the Securities and Exchange Commission (the “SEC”) with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with the SEC.
(m)“Shares” shall mean the record and beneficial ownership interests of the Company offered to Shareholders.
(n)“Shareholders” shall mean a person or entity subscribing to purchase, or already owning, Shares.
2.Appointment.
The Company hereby appoints BNYM-AIS for the term of this Agreement to perform the services described herein. BNYM-AIS hereby accepts such appointment and agrees to perform the duties hereinafter set forth.
3.Representations and Warranties of the Company.
The Company hereby represents and warrants to BNYM-AIS, which representations and warranties shall be deemed to be continuing, that:
(a)It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
(b)This Agreement has been duly authorized, executed and delivered by the Company in accordance with all requisite action of the Board and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms;
(c)The Manager is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification. The Company and its Manager are knowledgeable about securities and/or commodities trading, as applicable, and aware of the risk of substantial loss in such trading;
(d)A Registration Statement on Form 10 under the Securities Exchange Act of 1934 shall be filed with the SEC;
(e)It is conducting its business in compliance with all applicable laws and regulations, has made and will continue to make all necessary filings including tax filings, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Organizational Documents nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property that would prohibit its execution or performance of this Agreement; and
(f)Each person named on Exhibit A hereto is duly authorized by the Company to be an Authorized Person hereunder.
4.Representations and Warranties of BNYM-AIS.
BNYM-AIS hereby represents and warrants to the Company, which representations and warranties shall be deemed to be continuing, that:

(a)It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
(b)This Agreement has been duly authorized, executed and delivered by BNYM-AIS in accordance with all requisite action and constitutes a valid and legally binding obligation of BNYM-AIS, enforceable in accordance with its terms;
(c)BNYM-AIS is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification;
(d)BNYM-AIS is conducting its business in compliance with all applicable laws and regulations applicable to it in connection with the provision of the services the violation of which would materially and adversely affect its performance under this Agreement; and
(e)BNYM-AIS has the personnel, systems and infrastructure necessary to perform its obligations hereunder in a manner consistent with the obligations arising under this Agreement.
5.Certain Acknowledgments of the Company.
The Company acknowledges that BNYM-AIS is only responsible for providing the services to the Company that are described herein including on Schedule II.
6.Certain Duties of the Company.
(a)The Company shall supply in accurate and timely fashion BNYM-AIS with financial and other information relating to the Company in order for BNYM-AIS to provide the services set forth on Schedule II; provided that if any information is not accurate, incomplete or furnished in an untimely manner, BNYM-AIS’s performance of any services related to such information shall be excused until such information, including but not limited to correct information, is provided by the Company in accordance with Section 19 or otherwise provided to BNYM-AIS.
(b)The Company acknowledges that BNYM-AIS is not a public accounting or auditing firm, is not a fiduciary of a public accounting or auditing firm, and does not provide public accounting or auditing services or advice and will not be making any tax filings or doing any tax reporting on its behalf, other than those specifically agreed to hereunder. It is understood and agreed by the parties that under no circumstances will the services by BNYM-AIS pursuant to this Agreement include any service, function or activity that would constitute a “virtual currency business activity” for purposes of the regulations issued by the Superintendent of the New York State Department of Financial Services (23 N.Y.C.R.R. Part 200).
(c)The Company acknowledges that it may be considered a U.S. withholding agent and/or may be required to file information or other tax returns under the U.S. Internal Revenue Code and related regulations (“IRC and Regulations”). The Company agrees that it or its designated agents are, and will continue to be, in compliance with all withholding and reporting required by the IRC and Regulations. Therefore, unless otherwise specified in a written agreement, BNYM-AIS and BNYM Affiliates will not be responsible for withholding or depositing taxes, nor will it/they be responsible for any related tax filings or information reporting, including but not limited to Forms 1099, 945, 1042S, 1042, 1065, 1065 K-1, 8804, 8805, 8966, 1120 or 1120F.
(d)The Company, and not BNYM-AIS, shall pay all brokerage commissions, margins, option premiums, interest charges, floor commissions and fees, and other transaction costs and expenses charged and incurred by broker-dealers and/or futures commission merchants and other agents of the Company pursuant to the terms of the Offering Materials.
(e)The Company shall deliver, or cause to be delivered, in accordance with Section 19, from time to time, to BNYM-AIS the Company’s Documents and other materials used in the distribution of Shares and all amendments thereto, and of such resolutions, votes and other proceedings as the Board determines are necessary for BNYM-AIS to perform its duties hereunder. BNYM-AIS shall not be deemed to have notice of any information (other than information supplied by BNYM-AIS) contained in such Documents or materials until they are delivered to BNYM-AIS pursuant to Section 19 or otherwise actually received by BNYM-AIS.
(f)The Company shall use commercially reasonable efforts to cause its Authorized Persons, Manager, distributor, legal counsel, independent accountant, previous administrator (if any) and transfer agent (if other than BNYM-AIS) to cooperate with BNYM-AIS and to provide BNYM-AIS, upon reasonable request, with such information, documents and advice relating to the Company as is within the possession or knowledge of such persons, in order to enable BNYM-AIS to perform its duties hereunder. In connection with its duties hereunder, BNYM-AIS shall be entitled to rely and act upon such information, advice or documents provided to BNYM-AIS by any of the aforementioned persons.
(g)The Company shall treat as confidential the terms and conditions of this Agreement and shall not disclose nor authorize disclosure thereof to any other person, except (i) to its Board, Executive Committee, Manager, their affiliates and their respective advisors, employees, regulators, examiners, internal and external accountants, auditors, and counsel, (ii) for a summary description of this Agreement in the Offering Materials with the prior written approval of BNYM-AIS, (iii) to any other person when requested by any court of competent jurisdiction or regulator, or (iv) whenever advised by its counsel that it could be liable for a failure to make such disclosure. The Company shall instruct its Board, Executive Committee, Manager, their affiliates and their respective advisors, employees, regulators, examiners, internal and external accountants, auditors, and counsel who may be afforded access to such information of the Company’s obligations of confidentiality hereunder.
(h)The Company shall promptly notify BNYM-AIS in writing, if legally permissible, of any and all legal proceedings filed against the Company, Manager, Executive Committee or Board that could reasonably be expected to have a materially adverse effect on BNYM-AIS’s ability to provide the services or the reputation of BNYM-AIS.
7.Duties and Obligations of BNYM-AIS.
(a)Subject to the direction and control of the Company and terms and conditions of this Agreement BNYM-AIS shall provide to the Company the services set forth in Schedule II.
(b)Except to the extent otherwise indicated on Schedule II, BNYM-AIS shall not provide any services relating to the management, investment advisory or sub-advisory functions of the Company, distribution of Shares, or services normally performed by the Company’s respective counsel or independent auditors.
(c)Upon receipt of the Company’s prior written consent (which shall not be unreasonably withheld), BNYM-AIS may delegate any of its duties or functions hereunder to any delegee or agent, in each case, as BNYM-AIS reasonably determines to be appropriate in order to perform the services on such terms and conditions as BNYM-AIS reasonably determines to be appropriate. Notwithstanding the foregoing, the Company’s consent shall not be required for any such delegation to any BNYM Affiliate notwithstanding the domicile of such BNYM Affiliate, but BNYM-AIS shall consult with the Company prior to any such delegation where BNYM-AIS reasonably determines such consultation to be appropriate. BNYM-AIS shall not be liable for any loss, damage or expense incurred as a result of errors or omissions of any permitted delegee or agent; provided, that BNYM-AIS shall have selected and monitored such delegee or agent with reasonable care; provided, further, that BNYM-AIS shall be liable for the acts or omissions of any BNYM Affiliate to the same extent it would be liable under the terms hereof had it committed such act or omission and not delegated the same to such BNYM Affiliate. Notwithstanding the foregoing or anything to the contrary in this Agreement, BNYM-AIS may subcontract with, hire, engage or otherwise outsource to any BNYM Affiliate with respect to the performance of any one or more of the functions, services, duties or obligations of BNYM-AIS under this Agreement (“Outsourcing”) but any such Outsourcing by BNYM-AIS shall not relieve BNYM-AIS of any of its obligations hereunder and BNYM-AIS shall be liable for the acts or omissions of any BNYM Affiliate to the same extent it would be liable under the terms hereof had it committed such acts or omissions. For the avoidance of doubt, such Outsourcing by BNYM-AIS to a BNYM Affiliate shall not be considered a delegation under this Agreement.
(d)BNYM-AIS shall, as agent for the Company, maintain and keep current the books, accounts and other documents, if any, listed in Schedule II. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of the Company during BNYM-AIS’s normal business hours. To the extent permitted by and consistent with applicable requirements of any laws, rules and regulations applicable to the Company, or BNYM-AIS, any such books or records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method, in each case in a format accessible and easily readable. Except as otherwise authorized by the Company or its agents, all such records (other than those which are not of a material nature) shall be preserved by BNYM-AIS for a period of at least six (6) years, unless delivered to a duly appointed successor or to the Company. In the event the Company utilizes the BNYM-AIS Anti-Money Laundering services described herein, BNYM-AIS will maintain records relating to this service as follows: (i) the shorter of (a) at least five (5) years from the date the Shareholder liquidates its investment in the Company, or (b) such time as the Company converts to a successor administrator with a corresponding transfer of such records by BNYM-AIS; or (ii) in the case of a liquidation of the Company, the shorter of (a) for at least five (5) years from the date the Company liquidates or (b) until such records are transferred by BNYM-AIS to the Company’s appointed liquidator or another designated Company agent.
(e)All records maintained and preserved by BNYM-AIS in hard copy pursuant to this Agreement shall be and remain the property of the Company and shall be surrendered to the Company promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the Company and payment of a fee specified by BNYM-AIS, BNYM-AIS shall provide in hard copy or electronic format any records included in any such delivery which are maintained by BNYM-AIS in the form of electronic media and stored on any magnetic disk or tape or similar recording method, and the Company shall reimburse BNYM-AIS for its reasonable expenses incurred in providing such records.
(f)The Company shall furnish BNYM-AIS with any and all Instructions, explanations, information, specifications and documentation reasonably determined to be necessary by BNYM-AIS in the performance of its duties hereunder. BNYM-AIS shall calculate the Company’s Net Assets in the manner described in the Offering Materials. At any time and from time to time, the Company may, if consistent with and to the extent permitted by the Offering Materials, furnish BNYM-AIS with bid, offer, or market values of securities and instruct BNYM-AIS to use such information in its calculations hereunder. BNYM-AIS shall at no time be required or obligated to commence or maintain either any utilization of, or subscriptions to, any securities pricing or similar service or any arrangements with any brokers, dealers or market makers or specialists described in the Offering Materials.
(g)In the event BNYM-AIS’s computations hereunder rely, in whole or in part, upon information, including (i) bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNYM-AIS which BNYM-AIS in its reasonable judgment determines to be reliable, or (ii) prices or values supplied by the Company or by brokers, dealers, market makers, or specialists described in the Offering Materials, BNYM-AIS shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. BNYM-AIS shall not be required to inquire into any valuation of securities or other assets by the Company or any third party described above, even though BNYM-AIS in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers. BNYM-AIS, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Company is or will be actually paid, but will accrue such interest until otherwise instructed by the Company.
(h)The method of valuation of securities and the method of computing the Net Assets shall be as set forth in the then currently effective Offering Materials of the Company. To the extent the description of the valuation methodology of securities or computation of Net Assets as specified in the Company’s then currently effective Offering Materials is at any time inconsistent with any applicable laws or regulations, the Company shall immediately so notify BNYM-AIS in writing and thereafter shall either furnish BNYM-AIS at all appropriate times with the values of such securities and Net Assets, or subject to the prior approval of BNYM-AIS, instruct BNYM-AIS in writing as to the appropriate valuation methodology to be employed by BNYM-AIS to compute Net Assets in a manner that the Company then represents in writing to be consistent with all applicable laws and regulations. The Company may also from time to time, instruct BNYM-AIS in writing to compute the value of the securities or Net Assets in a manner other than as specified in this Agreement; provided that, BNYM-AIS shall provide its prior approval in connection with such computation solely to confirm it has the capability to perform such calculations and implement any required process changes in support of such calculations. By giving such instruction, the Company shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Offering Materials.
(i)BNYM-AIS may apply to an Authorized Person of the Company for Instructions with respect to any matter arising in connection with BNYM-AIS’s performance of services hereunder, and BNYM-AIS shall not be liable for any action taken or omitted to be taken by it in accordance with such clarified Instructions, absent BNYM-AIS’s bad faith, gross negligence or willful misconduct. Such application for Instructions may, at the option of BNYM-AIS, set forth in writing any action proposed to be taken or omitted to be taken by BNYM-AIS with respect to its duties or obligations under this Agreement. BNYM-AIS shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to such date for taking or omitting to take any such action, BNYM-AIS has received Instructions from an Authorized Person in response to such application specifying the action to be taken or omitted.
(j)BNYM-AIS may, with respect to questions of law specifically regarding the Company, obtain the advice of competent external counsel at BNYM-AIS’s sole expense and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice; provided that, and notwithstanding any advice to the contrary, any action taken by BNYM-AIS must be consistent with BNYM-AIS’s rights and responsibilities under this Agreement.
(k)BNYM-AIS, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all Instructions, explanations, information, specifications and documentation furnished to it on behalf of the Company reasonably believed by BNYM-AIS to be genuine or reasonably believed by BNYM-AIS to be from an Authorized Person, and shall have no duty or obligation to review the accuracy, validity or propriety of such Instructions, explanations, information, specifications or documentation, including the amounts or formula for calculating the amounts and times of accrual liabilities and expenses; and the amounts receivable and the amounts payable on the sale or purchase of securities.
(l)The Company has determined that BNYM-AIS shall not provide registrar, transfer agency or investor servicing. The Company has not engaged BNYM-AIS to provide anti-money laundering or FATCA services. The Company has determined its review and verification procedures as related to investors to be adequate in satisfying the legal obligations of the Company as related to the acceptance of each investor with respect to anti-money laundering and FATCA services and directs BNYM-AIS that is shall not perform any services related to the foregoing. Accordingly, BNYM-AIS shall have no duties or responsibilities whatsoever relating to anti-money laundering or FATCA services, including but not limited to investor identification and verifications/know your customer obligations (including OFAC or similar screening, monitoring and/or reporting), the review and validation of any investor’s FATCA status and no covenant or obligation shall be implied against BNYM-AIS in connection with this Agreement relating thereto.
(m)BNYM-AIS shall have no duties or responsibilities whatsoever including any custodial duties, except such duties and responsibilities as are specifically set forth in this Agreement, including Schedule II, or as are otherwise required of BNYM-AIS by laws or regulations applicable to BNYM-AIS, and no covenant or obligation shall be implied against BNYM-AIS in connection with this Agreement.
(n)BNYM-AIS agrees to treat as confidential information all confidential proprietary information concerning the Company, the Manager, the Board, the Executive Committee or any of their respective affiliates, including, without limitation, the contents of this Agreement, the Documents, investments and prospective investments, information relating to the Shareholder, financial information (including, without limitation, business plans), services, trade secrets, proprietary processes, product plans, marketing plans, and other information provided either by the Company, the Board, the Executive Committee or the Manager to BNYM-AIS that is not generally known to the public and which is known to be confidential, or which is marked “Confidential and Proprietary” or has a substantially similar designation or watermark included on such materials (all such information, the “Confidential Information”) and BNYM-AIS shall not disclose the Confidential Information to any other person, except to (i) its employees, BNYM Affiliates, delegees, agents and other service providers to the Company in connection with BNYM-AIS’s provision of services hereunder, (ii) its and the Company’s respective regulators, examiners, internal and external accountants, auditors, and counsel, or (iii) any other person when required by a court order or legal process, or whenever advised by its counsel that it would be liable for a failure to make such disclosure. BNYM-AIS shall instruct its employees, regulators, examiners, internal and external accountants, auditors, and counsel, and instruct any BNYM Affiliate, delegee or agent to instruct its employees, regulators, examiners, internal and external accountants, auditors, and counsel, who may be afforded access to Confidential Information of such obligations of confidentiality, and shall not use the Confidential Information for any purpose other than the provision of services hereunder. Confidential Information shall not include any information that (i) is or becomes public knowledge through no act or omission of the receiving person, (ii) is publicly disclosed by the Company or any Shareholder, or (iii) is otherwise obtained from third parties not known by BNYM-AIS to be bound by a duty of confidentiality.
(o)Notwithstanding the foregoing, the Company understands that The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Notwithstanding anything contained elsewhere in this Agreement, solely in connection with the Centralized Functions, (i) the Company consents to the disclosure of, and authorizes BNYM-AIS to disclose, information regarding the Company and its accounts (“Company-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations substantially similar to the confidentiality obligations elaborated in this Agreement with respect to such information and (ii) BNYM-AIS may store the names and business addresses of the Company’s employees on the systems or in the records of the BNY Mellon Group or its service providers. In addition, BNY Mellon Group may aggregate and anonymize Company-Related Data with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies or links Company-Related Data with the Company, or which in any manner could be reverse engineered to identify the Company, BNYM-AIS being liable for any direct damages associated with any such identification of Company-Related Data. For the avoidance of doubt, Company-Related Data shall not include personally identifiable information of any Shareholder (unless such Shareholder is an employee of the Company). In addition, BNYM-AIS may disclose Company-Related Data as required by law or at the request of any governmental or regulatory authority; provided, however, that, to the extent legally permissible, BNYM-AIS shall make reasonable efforts to provide the Company with written notice prior to making any such disclosure.
(p)BNYM-AIS will take reasonable precautions to ensure the security of Shareholder records and information, protect against any anticipated threats or hazards to the security or integrity of such records or information, and protect against unauthorized access to or use of such records or information that would result in substantial harm or inconvenience to any Shareholder and will maintain reasonable procedures to detect and respond to any internal or external security breaches. BNYM-AIS will monitor and review its procedures periodically and revise them, as necessary, to ensure they appropriately address any reasonably foreseeable risks.
(q)BNYM-AIS may utilize systems, software and databases designed or provided by third parties, including but not limited to pricing and valuation services. Absent BNYM-AIS’s bad faith, gross negligence or willful misconduct, BNYM-AIS shall not be liable for any loss, damage or expense that occurs as a result of the failure of any such systems, software or databases, provided that such systems, software and/or databases were selected with reasonable care. No such vendor shall be an agent or delegee of BNYM-AIS hereunder.
(r)BNYM-AIS shall make reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available and, in the event of equipment failures, BNYM-AIS shall, at no additional expense to the Company, take reasonable steps to minimize service interruption. BNYM-AIS shall have no liability with respect to the loss of data or service caused by equipment failure, provided such loss or interruption is not caused by BNYM-AIS’s own bad faith, gross negligence or willful misconduct.

8.Allocation of Expenses.
BNYM-AIS shall be reimbursed for all reasonable out-of-pocket expenses (such as telephone, facsimile, photocopy, overnight courier and messenger charges, postage, etc.) incurred in connection with the performance of any administrative services required, as well as any fees, costs and expenses permitted to be procured for the Company by BNYM-AIS pursuant to this Agreement. BNYM-AIS shall supply supporting expense documentation to the Company if so requested and to the extent such documentation is available.
9.Standard of Care; Indemnification.
(a)Except as otherwise provided herein, BNYM-AIS shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) resulting from, arising out of, or in connection with its performance hereunder, except those costs, expenses, damages, liabilities or claims arising out of BNYM-AIS’s or any BNYM Affiliate’s own bad faith, gross negligence or willful misconduct in the performance of services hereunder. In no event shall BNYM-AIS be liable to the Company or any third party for special, indirect or consequential damages, or lost profits or loss of business, resulting from, arising out of, or in connection with its performance hereunder, even if previously informed of the possibility of such damages and regardless of the form of action.
(b)Without limiting the generality of the foregoing, provided BNYM-AIS has complied with its duties under this Agreement, BNYM-AIS shall not be liable for any loss, damage or expense arising from any of the following:
(i)Errors in records or Instructions, explanations, information, specifications or documentation of any kind, as the case may be, including any valuations or prices of securities or specification of Net Assets, supplied to BNYM-AIS by any third party described in Section 5(f) hereof or by, or on behalf of, the Company;
(ii)Any improper use by the Company or its agents, distributors or Manager of any valuations or computations supplied by BNYM-AIS in accordance with its standard of care under this Agreement;
(iii)The method of valuation of the securities and the method of computing Net Assets, as set forth in the Offering Materials or as directed by the Company, and if the Offering Materials so indicate, the value of Net Assets per Share; or
(iv)Any taxes, penalties or interest imposed upon BNYM-AIS with respect to the Company’s withholding, depositing and/or reporting obligations under the IRC and Regulations.
(c)Actions taken or omitted in reliance on Instructions (whether oral, written or by email, facsimile or other electronic transmission), or upon any information, order, indenture, power of attorney, assignment, affidavit or other instrument reasonably believed by BNYM-AIS to be genuine or reasonably believed by BNYM-AIS to be from an Authorized Person, or upon the opinion of legal counsel for the Company or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.
(d)The Company shall indemnify and hold harmless BNYM-AIS and any BNYM Affiliate from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Company), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNYM-AIS or any BNYM Affiliate, by reason of or as a result of any action taken or omitted to be taken by BNYM-AIS or any BNYM Affiliate hereunder without bad faith, gross negligence or willful misconduct in the performance of services hereunder or in reliance upon (i) the Offering Materials (excluding information provided by BNYM-AIS); (ii) any Instructions of an Authorized Person; or (iii) arising out of transactions or other activities of the Company which occurred prior to the commencement of this Agreement; provided, that neither BNYM-AIS nor any BNYM Affiliate shall be entitled to indemnification hereunder for costs, expenses, damages, liabilities or claims arising out of its own gross negligence, bad faith or willful misconduct. This indemnity shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement.
10.Compensation.
In consideration of the services to be rendered to the Company by BNYM-AIS under this Agreement, the Company shall pay BNYM-AIS the fees, charges and expenses as agreed upon from time to time in writing between the parties.
11.Term of Agreement.
(a)This Agreement shall be for an initial term ending on the first anniversary of the date of this Agreement, and shall continue for successive one year periods thereafter, except that the term of this Agreement may at any time be terminated by either BNYM-AIS giving to the Company, or the Company giving to BNYM-AIS, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice, and the term of this Agreement shall immediately terminate upon dissolution of the Company. Upon termination, other than a termination by the Company pursuant to the succeeding Section 11(b), the Company shall pay to BNYM-AIS: (i) if terminated prior to the first anniversary of the Company’s Effective Date of Services, the total fees which would have been payable through such first anniversary if this Agreement were not terminated, and (ii) if terminated after the first anniversary, such compensation as may be due as of the date of such termination, and, in each case, the Company shall reimburse BNYM-AIS for any disbursements and expenses made or incurred by BNYM-AIS and payable or reimbursable hereunder, including fees and compensation for work done or services provided by BNYM-AIS after the termination date.
(b)This Agreement may be terminated by the Company at any time if BNYM-AIS (A) commits a material breach of its obligations under this Agreement and shall fail to cure such breach within 20 days of receipt of written notice served by the Company specifying in reasonable detail the nature of such breach; (B) goes into liquidation or if a receiver is appointed for any of its assets; or (C) there is a petition of insolvency filed by or against it. This Agreement may be terminated by BNYM-AIS at any time if the Company (A) commits a material breach of its obligations under this Agreement and shall fail to cure such breach within 20 days of receipt of written notice served by BNYM-AIS specifying in reasonable detail the nature of such breach; (B) goes into liquidation or if a receiver is appointed for any of its assets; or (C) there is a petition of insolvency filed by or against it.
(c)Upon termination and settlement of all amounts due under this Agreement, including unpaid compensation due pursuant to Section 10 and amounts due pursuant to Section 11(a), BNYM-AIS shall, at the expense of the Company, return to the Company any Confidential Information provided by the Company to BNYM-AIS pursuant to this Agreement.
12.Force Majeure.
Neither BNYM-AIS nor the Company shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; acts of war or terrorism; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Company or BNYM-AIS, as the case may be, shall use their best efforts to resume performance as soon as practicable under the circumstances.
13.Amendment.
This Agreement may not be amended or modified in any manner except by a written agreement executed by BNYM-AIS and the Company.
14.Assignment.
This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company or BNYM-AIS without the written consent of the other, which consent shall not be unreasonably withheld, provided that notwithstanding the foregoing, BNYM-AIS may assign all or any portion of this Agreement to any BNYM Affiliate.
15.Governing Law; Consent to Jurisdiction.
This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. The Company hereby consents to the jurisdiction of a court situated in the City and State of New York in connection with any dispute arising hereunder. THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. TO THE EXTENT THAT IN ANY JURISDICTION THE PARTIES TO THIS AGREEMENT MAY NOW OR HEREAFTER BE ENTITLED TO CLAIM, FOR ITSELF OR ITS ASSETS, IMMUNITY FROM SUIT, EXECUTION, ATTACHMENT (BEFORE OR AFTER JUDGMENT) OR OTHER LEGAL PROCESS, THE PARTIES TO THIS AGREEMENT IRREVOCABLY AGREE NOT TO CLAIM, AND THEY HEREBY WAIVE, SUCH IMMUNITY.
16.Severability.
In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.
17.No Waiver.
Each and every right granted to BNYM-AIS or the Company hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNYM-AIS or the Company to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNYM-AIS or the Company of any right preclude any other or future exercise thereof or the exercise of any other right.
18.Non-Exclusiveness.
No provision of this Agreement shall prevent BNYM-AIS from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kind. Any and all operational procedures, techniques and devices developed by the Company or BNYM-AIS in connection with the performance of their respective duties and obligations under this Agreement, including those developed in conjunction with the Company, shall be and remain the property of the Company or BNYM-AIS, respectively, and the Company and BNYM-AIS shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.
19.Notices, Electronic Communications.
(a)All notices required or permitted under this Agreement in writing shall be validly given or made in writing if (i) personally delivered, (ii) delivered and confirmed by facsimile, (iii) delivered by reputable overnight courier delivery service, (iv) delivered and confirmed by e-mail, or (v) deposited in the mail, first class, postage prepaid, certified or registered, return receipt requested as follows:
(i)if to the Company, at:
KKR Infrastructure Conglomerate LLC
30 Hudson Yards
New York, NY 10001
United States of America
(ii)if to BNYM-AIS, at:
The Bank of New York Mellon
240 Greenwich Street
New York, NY 10286
Attention: Head of Regulatory Control
Facsimile: (203) 601-4629
with a copy to:
The Bank of New York Mellon
301 Bellevue Parkway
Wilmington, DE 19809
Attention: Legal Department
Facsimile: (302) 791-3388
or at such other place as may from time to time be designated in writing. Notices sent via mail shall be deemed given on the third business day following the day they are sent, notices sent via overnight carrier shall be deemed given on the business day following the day they are sent, notices delivered personally shall be deemed given on the day of confirmed receipt, notices sent via e-mail shall be deemed given on the date of transmission with confirmation of receipt and notices transmitted by facsimile transmission shall be deemed given on the date of transmission with confirmation of receipt.
(b)The Company authorizes BNYM-AIS to (i) accept consents, approvals, waivers, requests, Instructions and other communications BNYM-AIS receives from the Company by email, facsimile or other electronic transmission as if those communications had been given personally in writing and signed by an Authorized Person; (ii) respond to consents, approvals, waivers, requests, Instructions and other communications BNYM-AIS receives from the Company by means of email, facsimile or other electronic transmission; (iii) communicate with, and accept communications from, the Company, its counsel, accountants, auditors, prime broker and other service providers, the Board, the Executive Committee and Shareholders by means of email, facsimile or other electronic transmission; and (iv) transmit and receive Confidential Information in connection with its performance hereunder by means of email, facsimile or other electronic transmission. If BNYM-AIS or the Company elects to transmit Instructions through an on-line communication system offered by BNYM-AIS, its use thereof shall be subject to the Electronic Delivery Terms and Conditions attached hereto as Schedule III. Absent bad faith, gross negligence or willful misconduct in the performance of services hereunder, BNYM-AIS shall not be liable to the Company or any other person for any loss or damage suffered as a result of the Company’s use of email, facsimile or other electronic transmission to communicate with BNYM-AIS, or the use of email, facsimile or other electronic transmission by BNYM-AIS to transmit Confidential Information or communicate with the Company or any other person, including any loss or damage resulting from or arising out of loss of data or malfunction of equipment or communications services in connection with the transmission of such communications. In the event any Instructions are given, whether upon application of BNYM-AIS or otherwise, by means of email, facsimile or other electronic transmission, BNYM-AIS is authorized to, but is not obligated to, seek clarification of such Instructions by telephone call-back to an Authorized Person, and BNYM-AIS may rely upon the clarification of anyone purporting to be such Authorized Person. If BNYM-AIS considers that any email, facsimile or other electronic communication may conflict with any other Instructions from, or agreements with, the Company, it may delay acting on such communication until clarification by an Authorized Person. Any Instructions received from a Shareholder in the manner set forth in this paragraph shall not be deemed actually received by BNYM-AIS unless and until the Shareholder has received from BNYM-AIS a confirmation of receipt in writing in the form currently in use by BNYM-AIS for those types of confirmations.
20.Liabilities of the Company.
For administrative convenience, this single Agreement is being executed so as to enable each Company listed in Schedule I to enter into this Agreement with BNYM-AIS, severally, but not jointly. The parties agree that (i) this Agreement shall be treated as if it were a separate agreement with respect to each Company listed in Schedule I, as if each Company entity has executed a separate agreement naming only itself as the Company, and BNYM-AIS, and (ii) the liabilities of each Company listed in Schedule I shall be limited such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to such Company shall be enforceable against the assets of that particular Company only, and not against the assets of any other Company so listed.
21.No Third-Party Beneficiary.
The terms and provisions of this Agreement shall inure to the benefit of the parties and their respective successors and assigns, and is made solely and specifically for their benefit. No other person, including but not limited to Shareholders, shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.
22.Rules of Construction.
All articles or section titles or captions in this Agreement shall be for convenience only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Except as specifically provided otherwise, alphanumerical references to “Sections,” “Exhibits” and “Schedules” are to the respective articles and sections of, and Exhibits and Schedules to, this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The Schedules and Exhibits attached hereto are hereby incorporated herein and made a part of this Agreement. Any reference in this Agreement to Schedules and Exhibits shall be deemed to be a reference to such Schedules and Exhibits as amended and in effect from time to time. Whenever the word “including” is used herein, it shall be construed to mean “including without limitation.”

23.Entire Agreement.
This Agreement and the schedules, exhibits and other attachments (a) are a final, complete, and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter dealt with herein, (b) collectively constitute the entire agreement of the parties hereto with respect to the subject matter dealt with herein, and (c) supersede and merge herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between the parties hereto, whether oral or written, with respect to the subject matter dealt with herein. In entering into this Agreement, no party has relied upon any statement, representation, warranty, or agreement of any other party except for those expressly contained herein. Each party hereto acknowledges that no other party nor any other party’s affiliates has made any representation, warranty, restriction, promise, undertaking, or agreement with respect to such subject matter other than those set forth herein.
24.Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.
[Remainder of page intentionally left blank]
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the Effective Date.

KKR INFRASTRUCTURE CONGLOMERATE LLC

By:

	By:	/s/ Jeffrey B. Van Horn
Jeffrey B. Van Horn
Chief Financial Officer

K-INFRA HOLDINGS I LLC

By:

	By:	/s/ Jeffrey B. Van Horn
Jeffrey B. Van Horn
Chief Financial Officer

K-INFRA HOLDINGS II LLC

By:

	By:	/s/ Jeffrey B. Van Horn
Jeffrey B. Van Horn
Chief Financial Officer

THE BANK OF NEW YORK MELLON

By:
	By:	/s/ Sofya Marcus
Name: Sofya Marcus
Title: Authorized Signer
Date: March 23, 2023

SCHEDULE I

Company(ies)	Effective Date of Services
KKR Infrastructure Conglomerate LLC
K-Infra Holdings I LLC
K-Infra Holdings II LLC

SCHEDULE II

Services
(a)establishing and maintaining accounts for the Company and receiving and disbursing as appropriate payment of fees and expenses on behalf of the Company, including disbursing on behalf of the Company such fees, administrative fees, advisory fees, costs, commissions and charges as the Company may be liable to pay, including Board member and officers’ fees and expenses, legal and accounting fees and expenses, government license and filing fees and all other costs and expenses incurred for the account of the Company;
(b)preparing and maintaining all customary financial and accounting books and records in the appropriate form and in sufficient detail to support an annual independent audit of the financial condition of the Company;
(c)acting as a liaison with the Company’s independent public accountants, providing account analyses, fiscal year summaries, and other audit-related information with respect to the Company and otherwise taking all reasonable action in the performance of its duties under this Agreement consistent with the scope of such duties to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Company;
(d)computing as of the last business day of each calendar month or at such other date as may be specified in the Offering Materials or decided by the Board, the Net Assets of the Company;
(e)disseminating quotations of the value of Net Assets per Share as required by the Board and approved by the Company;
(f)subject to BNYM-AIS’s receipt of relevant information in proper form from the Company or its authorized agents, preparing and providing financial statements as mutually agreed upon; and
(g)subject to the approval of the Company’s auditors and independent accountants, and review by the Board, providing book allocations to the Company’s auditors and independent accountants for use in the preparation of and filing of any tax returns of the Company to be prepared and filed by the Company’s auditors and independent accountants.

II-1

SCHEDULE III

Electronic Access Terms and Conditions
These Electronic Access Terms and Conditions (the “Terms and Conditions”) set forth the terms and conditions under which The Bank of New York Mellon Corporation and/or its subsidiaries or joint ventures (collectively, “BNY Mellon”) will provide the undersigned entities and its (their) affiliates listed on Schedule A (“You” and “Your”) with access to and use of BNY Mellon’s electronic information delivery site known as “BNY Mellon Connect” and/or other BNY Mellon-designated access portals (“Electronic Access”). Access to and use of Electronic Access by You is contingent upon and is in consideration for Your compliance with the terms and conditions set forth below. Electronic Access includes access to BNY Mellon web sites accessible via BNY Mellon Connect and/or other BNY Mellon-designated access portals (“Sites”), pursuant to which You are able to access products and services provided by BNY Mellon as well as data regarding Your accounts. You may amend Schedule A by delivering a revised version to BNY Mellon.
Any particular product or service accessed by You through Electronic Access may be subject to a separate written agreement between You and BNY Mellon with respect to such products and services (each a “Services Agreement”). In addition, terms and conditions and restrictions with respect to any particular product or service accessed through Electronic Access (such as privacy and internet security matters), together with any disclaimers related to the specific products or services, may be set forth on the Sites (hereinafter referred to as “Terms of Use”) and are applicable to such products and services. By Your signature below, You agree to the Terms and Conditions. By any of Your Users accessing the Sites, and the products and services available through Electronic Access, You agree to any Terms of Use and acknowledge and accept any disclaimers and disclosures included on the Sites and the restrictions concerning the use of proprietary data provided by Information Providers (as defined below) that are posted on the Data Terms Web Site (as defined below). For the avoidance of doubt, the execution of these Terms and Conditions will not alter or amend or otherwise affect any Services Agreement whether such Services Agreement is executed prior to or after the execution of these Terms and Conditions.
1.Access Administration:
a.    To facilitate access to Electronic Access, You will furnish BNY Mellon with a written list of the names and the extent of authority or level of access of those persons You are authorizing to access the Sites, products and services and to use the Electronic Access (“Authorized Users”) on a read-only basis. In addition, You may also designate Authorized Users who will have authority to enter transactions and provide instructions to BNY Mellon that cause a change in or have an impact on assets held by BNY Mellon for Your accounts (“Authorized Transactional Users”). Where appropriate, Authorized Users and Authorized Transactional Users are collectively referred to herein as “Users.” If You wish to allow any third party or any employee of a third party (such as an investment manager, consultant or third party service provider) to have access to Your account information through Electronic Access and be included as a “User” under these Terms and Conditions, You may designate that person as an Authorized User or Authorized Transactional User under these Terms and Conditions and any such third party or employee of a third party so designated by You (and, if a third party is so designated, any employee of such third party designated by such third party) will be included within the definition of Authorized User, Authorized Transactional User, and User as appropriate. If You do not so designate a third party, a third party must enter into its own agreement for Electronic Access with BNY Mellon, pursuant to which such third party will be able to designate Authorized Users and Authorized Transactional Users. Whether You designate a third party under these Terms and Conditions or whether You permit a third party to access data through Electronic Access under a separate agreement they enter into with BNY Mellon, they will be considered Your third party under these Terms and Conditions.
b.    Upon BNY Mellon’s approval of Users (which approval will not be unreasonably withheld), BNY Mellon will send You a user-id, temporary password and, where applicable, a secure identification device for each User. You will be responsible for providing to Users the user-ids,
III-1

temporary passwords and, where applicable, secure identification devices. You will ensure that any User receiving a secure identification device returns such device immediately following the termination of the User’s authorization to access the products and services for which the secure identification device was provided to such User. You are solely responsible for Users’ access to Electronic Access, and You and Users are solely responsible for the confidentiality of the user-ids and passwords and secure identification devices that are provided to them and will remain responsible for each secure identification device until it is returned to BNY Mellon. You, on behalf of You and Your affiliates, acknowledge and agree that, BNY Mellon will have no duty or obligation to verify or confirm the actual identity of the person who accesses Electronic Access using a validly issued user-id and password (and, where applicable, security identification device) or that the person who accesses Electronic Access using such validly issued user-id and password (and, where applicable, secure identification device) is, in fact, a User (whether an Authorized User or an Authorized Transactional User).
c.    You shall not, and shall not permit any User or third party to, breach or attempt to breach any security measures used in connection with Electronic Access or Proprietary Software. Any attempt to circumvent or penetrate any application, network or other security measures used by BNY Mellon or its suppliers in connection with Electronic Access is strictly prohibited.
d.    You are also solely responsible for ensuring that all Users comply with these Terms and Conditions and any Terms of Use included on the Sites, the Service Agreement for each product or services accessed through the Sites and their associated services and all applicable terms and conditions, restrictions on the use of such products and services and data obtained through the use of Electronic Access. BNY Mellon reserves the right to prohibit access or revoke the access of any User to Electronic Access whom BNY Mellon determines has violated or breached these terms and conditions or any Terms of Use on a Site accessed by the User, including the Data Terms Web Site (as defined below), or whose conduct BNY Mellon reasonably determines may constitute a criminal offense, violate any applicable local, state, national, or international law or constitute a security risk for BNY Mellon, its third party service providers, its clients or any Users of Electronic Access. BNY Mellon may also terminate access to all Users following termination of all Services Agreements between You and BNY Mellon.
2.Proprietary Software: Depending upon the products and services You elect to access through Electronic Access, You may be provided software owned by BNY Mellon or licensed to BNY Mellon by a third party (“Proprietary Software”). You are granted a limited, non-exclusive, non-transferable license to install the Proprietary Software on Your authorized computer system (including mobile devices registered with BNY Mellon) and to use the Proprietary Software solely for Your own internal purposes in connection with Electronic Access and solely for the purposes for which it is provided to You. You and Your Users may make copies of the Proprietary Software for backup purposes only, provided all copyright and other proprietary information included in the original copy of the Proprietary Software are reproduced in or on such backup copies. You shall not reverse engineer, disassemble, decompile or attempt to determine the source code for, any Proprietary Software. Any attempt to circumvent or penetrate security of Electronic Access is strictly prohibited.
3.Use of Data:
a.    Electronic Access may include information and data that is proprietary to the providers of such information or data (“Information Providers”) or may be used to access Sites that include such information or data from Information Providers. This information and data may be subject to restrictions and requirements which are imposed on BNY Mellon by the Information Providers and which are posted on http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor web site of which You are provided notice from time to time (the “Data Terms Web Site”). You will be solely responsible for ensuring that Users comply with the restrictions and requirements concerning the use of proprietary data that are posted on the Data Terms Web Site.
III-2

b.    You consent to BNY Mellon, its affiliates and BNY Mellon’s Suppliers disclosing to each other and using data received from You and Users and, where applicable, Your third parties in connection with these Terms and Conditions (including, without limitation, client data and personal data of Users) (1) to the extent necessary for the provision of Electronic Access; (2) in order for BNY Mellon and its affiliates to meet any of their obligations under these Terms and Conditions to provide Electronic Access; or (3) to the extent necessary for Users to access Electronic Access.
c.    You understand that The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”). You also understand that the BNY Mellon Group may (i) centralize in one or more affiliates and subsidiaries certain activities (the “Centralized Functions”), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, marketing, relationship management, and the storage, maintenance, aggregation, processing and analysis of information and data regarding You and Your accounts (which, for purposes of this provision, includes the name and business contact information for Your employees and representatives) and the accounts established pursuant to the Services Agreements (“Your Information”) and (ii) use third party service providers to store, maintain and process Your Information (“Outsourced Functions”). Notwithstanding anything to the contrary contained elsewhere in these Terms and conditions and solely in connection with the Centralized Functions and/or Outsourced Functions, You consent to the disclosure of, and authorize BNY Mellon to disclose, Your Information (w) to other members of the BNY Mellon Group (and their respective officers, directors and employees), (x) to third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Your Information and, (y) to governmental and regulatory authorities in jurisdictions where members of the BNY Mellon Group operate and (z) as otherwise required by law; provided that BNY may disclose such information in accordance with Section 7(o) of the Administrative Services Agreement. In addition, the BNY Mellon Group may aggregate Your Information with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Your Information with You specifically. You represent that You are authorized to consent to the foregoing and that the disclosure of Your Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation. You also consent to the disclosure of Your Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.
4.Ownership and Rights:
a.    Electronic Access, including any database, any software (including for the avoidance of doubt, Proprietary Software) and any proprietary data, processes, scripts, information, training materials, manuals or documentation made available as part of the Electronic Access (collectively, the “Information”), are the exclusive and confidential property of BNY Mellon and/or BNY Mellon’s suppliers. You may not use or disclose the Information except as expressly authorized by these Terms and Conditions. You will, and will cause Users and Your third parties and their Users, to keep the Information confidential by using the same care and discretion that You use with respect to Your own confidential information, but in no event less than reasonable care.
b.    The provisions of this Section 4 will not affect the copyright status of any of the Information which may be copyrighted and will apply to all Information whether or not copyrighted.
c.    Nothing in these Terms and Conditions will be construed as giving You, Users or third party Users any license or right to use the trade marks, logos and/or service marks of BNY Mellon, its affiliates, its licensors, its Information Providers or its third party service providers.
III-3

d.    Any Intellectual Property Rights and any other rights or title not expressly granted to You or Users under these Terms and Conditions are reserved to BNY Mellon, its licensors, Information Providers and its third party service providers. “Intellectual Property Rights” includes all copyright, patents, trademarks and service marks, rights in designs, moral rights, rights in computer software, rights in databases and other protectable lists of information, rights in confidential information, trade secrets, inventions and know-how, trade and business names, domain names (including all extensions, revivals and renewals, where relevant) in each case whether registered or unregistered and applications for any of them and the goodwill attaching to any of them and any rights or forms of protection of a similar nature and having equivalent or similar effect to any of them which may subsist anywhere in the world.
5.Reliance:
a.    BNY Mellon will be entitled to rely on, and will be fully protected in acting upon, any actions or instructions associated with a user-id or a secure identification device issued to a User until such time BNY Mellon receives actual notice in writing from You of the change in status of the User and receipt of the secure identification device issued to such User. You acknowledge that all commands, directions and instructions, including commands, directions and instructions for transactions issued by a User or Your third party are issued at Your sole risk. You agree to accept full and sole responsibility for all such commands, directions and instructions and that BNY Mellon, will have no liability for, and you hereby release BNY Mellon from, any losses, liabilities, damages, costs, expenses, claims, causes of action or judgments (including attorneys’ fees and expenses) (collectively “Losses”) incurred or sustained by you or any other party in connection with or as a result of BNY Mellon’s reliance upon or compliance with such commands, directions and instructions.
b.    All commands, directions and instructions involving a transaction entered by Authorized Transactional User will be treated as an authorized instruction under the applicable Services Agreement(s) between You and BNY Mellon covering accounts, products and services and products provided by BNY Mellon with respect to which Electronic Access is being used whether such Services Agreement is executed prior to or after the execution of these Terms and Conditions.
6.Disclaimers:
a.    Although BNY Mellon uses reasonable efforts to provide accurate and up-to-date information through Electronic Access, BNY Mellon, its Content Providers and Information Providers make no warranties or representations under these Terms and Conditions as to accuracy, reliability or comprehensiveness of the content, information or data accessed through Electronic Access. Without limiting the foregoing, some of the content on Electronic Access may be provided by third party sources (“Content Providers”) and by Information Providers. For that content BNY Mellon is a distributor and not a publisher of such content and has no control over it. Information provided by Information Providers has not been independently verified by BNY Mellon and BNY Mellon makes no representation as to the accuracy or completeness of the content or information provided. Any opinions, advice, statements, services, offers or other information given or provided by Content Providers and Information Providers (including merchants and licensors) are those of the respective authors of such content and not that of BNY Mellon. BNY Mellon will not be liable to You, Users or Your third party for such content or information in any way nor for any action taken in reliance on such information nor for direct or indirect damages resulting from the use of such information. For purposes of these Terms and Conditions, all information and data, including all proprietary information and materials and all client data, provided to You through Electronic Access are provided on an “AS-IS”, “AS AVAILABLE” basis.
b.    BNY Mellon makes no guarantee and does not warrant that Electronic Access or the information and data provided through the Electronic Access are or will be virus-free or will be free of viruses, worms, Trojan horses or other code with contaminating or destructive properties. BNY
III-4

Mellon will employ commercially reasonable anti-virus software to its systems to protect its systems against viruses.
c.    Some Sites accessed through the use of Electronic Access may include links to third party websites. BNY Mellon will not be liable to any person for the content found on such third party websites. BNY Mellon will not be responsible for third party websites that collect information from parties who visit their web sites through links on the Sites. BNY Mellon will not be liable or responsible for any loss suffered by any person as a result of their use of any third party websites that are linked to the BNY Mellon Sites.
d.    BNY Mellon retains complete discretion and authority to add, delete or revise in whole or in part Electronic Access, including its Sites, and to modify from time to time any Proprietary Software provided in conjunction with the use of Electronic Access and/or any of the Sites. To the extent reasonably possible, BNY Mellon will provide notice of such modifications. BNY Mellon may terminate, immediately and without advance notice, and without right of cure, any portion or component of Electronic Access or the Sites.
e.    TO THE FULLEST EXTENT PERMITTED BY LAW, THERE IS NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, NO WARRANTY OF QUALITY AND NO WARRANTY OF TITLE OR NONINFRINGEMENT. THERE IS NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, REGARDING ELECTRONIC ACCESS, THE SITES, ANY PROPRIETARY SOFTWARE, INFORMATION, MATERIALS OR CLIENT DATA.
f.    Notwithstanding the paragraph (e) above, BNY Mellon or an affiliate designated by it will defend You and pay any amounts agreed to by BNY Mellon in a settlement and damages finally awarded by a court of competent jurisdiction, in any action or proceeding commenced by a third party against You based on a claim that Electronic Access or the Proprietary Software infringe such third party’s patent, copyright, or trade secret, provided that You (i) notify BNY Mellon promptly of any such action or claim (except that the failure to so notify BNY Mellon will not limit BNY Mellon’s obligations hereunder except to the extent that such failure prejudices BNY Mellon); (ii) grant BNY Mellon or its designated affiliate full and exclusive authority to defend, compromise or settle such claim or action; and (iii) provide BNY Mellon or its designated affiliate all assistance reasonably necessary to so defend, compromise or settle. The foregoing obligations will not apply, however, to any claim or action arising from (i) use of the Proprietary Software Information or Electronic Access in a manner not authorized under these Terms and Conditions, the Terms of Use, or the Data Terms Web Site; or (ii) use of the Proprietary Software or Electronic Access in combination with other software or services not supplied by BNY Mellon.
7.Limitation of Liability:
a.    IN NO EVENT WILL BNY MELLON, ITS LICENSORS, ITS CONTENT PROVIDERS OR INFORMATION PROVIDERS OR THIRD PARTY SERVICE PROVIDERS BE LIABLE TO YOU OR ANYONE ELSE UNDER THESE TERMS AND CONDITIONS FOR ANY LOSSES, LIABILITIES, DAMAGES, COSTS OR EXPENSES INCLUDING BUT NOT LIMITED TO, ANY DIRECT DAMAGES, CONSEQUENTIAL DAMAGES, RELIANCE DAMAGES, EXEMPLARY DAMAGES, INCIDENTAL DAMAGES, SPECIAL DAMAGES, PUNITIVE DAMAGES, INDIRECT DAMAGES OR DAMAGES FOR LOSS OF PROFITS, GOOD WILL, BUSINESS INTERRUPTION, USE, DATA, EQUIPMENT OR OTHER INTANGIBLE LOSSES (EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) THAT RESULT FROM (1) THE USE OF OR INABILITY TO USE ELECTRONIC ACCESS; (2) THE CONSEQUENCES OF ANY DECISION MADE OR ACTION OR NON-ACTION TAKEN BY YOU OR ANY OTHER PERSON, OR FOR ANY ERRORS BY YOU IN COMMUNICATING SUCH INFORMATION; (3) THE COST OF SUBSTITUTE ACCESS SERVICES; OR (4) ANY OTHER MATTER RELATING TO THE CONTENT OR ACCESS THROUGH ELECTRONIC ACCESS. BNY MELLON WILL NOT
III-5

BE LIABLE FOR LOSS, DAMAGE OR INJURY TO PERSONS OR PROPERTY ARISING FROM ANY USE OF ANY PRODUCT, INFORMATION, PROCEDURE, OR SERVICE OBTAINED THROUGH ELECTRONIC ACCESS. BNY MELLON WILL NOT BE LIABLE FOR ANY LOSS, DAMAGE OR INJURY RESULTING FROM VOLUNTARY SHUTDOWN OF THE SERVER, ELECTRONIC ACCESS OR ANY OF THE SITES TO ADDRESS TECHNICAL PROBLEMS, COMPUTER VIRUSES, DENIAL-OF-SERVICE MESSAGES OR OTHER SIMILAR PROBLEMS.
b.    BNY MELLON’S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY UNDER THESE TERMS AND CONDITIONS FOR ANY DISPUTE OR CLAIM RELATED TO THESE TERMS OF USE, ELECTRONIC ACCESS OR SITES, IS AS FOLLOWS: IF YOU REPORT A MATERIAL MALFUNCTION IN ELECTRONIC ACCESS THAT BNY MELLON IS ABLE TO REPRODUCE, BNY MELLON WILL USE REASONABLE EFFORTS TO CORRECT THE MALFUNCTION. IF BNY MELLON IS UNABLE TO CORRECT THE MALFUNCTION, YOU MAY CEASE ALL USE OF ELECTRONIC ACCESS AND RECEIVE A REFUND OF ANY FEES PAID IN ADVANCE, SPECIFICALLY FOR ELECTRONIC ACCESS, APPLICABLE TO PERIODS AFTER CESSATION OF SUCH USE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR DAMAGES, IN SUCH JURISDICTIONS LIABILITY IS LIMITED TO THE FULLEST EXTENT PERMITTED BY LAW.
c.    The limitation of liability set forth in this Limitation of Liability section and in other provisions in these Terms and Conditions is in addition to any limitation of liability provisions contained in any Services Agreements and will not supersede or be superseded by limitation of liability provisions contained in such Services Agreements, whether executed prior to or after the execution of these Terms and Conditions, except to the extent specifically set forth in such other Services Agreements containing a reference to these Terms and Conditions.
8.Indemnification:
a.    You agree, to the extent permitted by law, to indemnify, protect and hold BNY Mellon, its licensors, Content Providers and Information Providers (the “Indemnified Parties”) harmless from and against all Losses resulting from a claim by a third party that arises out of (i) any breach of these Terms and Conditions, the Terms of Use or the Data Terms Web Site by You, Users or any of Your third parties having access to Electronic Access under these Terms and Conditions and (ii) any person obtaining access to Electronic Access through You, Your Users or Your third parties or through use of any password, user-id or secure identification device issued to a User, whether or not You or a User authorized such access, except to the extent that any such Losses resulted from the fraud, gross negligence or willful misconduct of BNY Mellon, the BNY Mellon Group, its Licensors, Content Providers or Information Providers, as applicable. For the avoidance of doubt, and by way of illustration and not by way of limitation, the forgoing indemnity is applicable to disputes between the parties, including the enforcement of these Terms and Conditions. The rights and remedies conferred hereunder will be cumulative and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of additional rights or remedies or the subsequent exercise of such right or remedy. In the event You are not permitted by law to indemnify and hold harmless BNY Mellon, the BNY Mellon Group, BNY Mellon Suppliers, Content Providers and Information Providers for Losses pursuant to this Section 8(a), if an Indemnified Party incurs Losses or is made a party to litigation pertaining to these Terms and Conditions, an Indemnified Party shall be reimbursed by You for any and all Losses occasioned thereby if You are notified in writing prior to the incurring such Losses, except to the extent that any Losses resulted from the fraud, gross negligence or willful misconduct of such Indemnified Party, as applicable.
b.    The indemnity provided in herein is in addition to any indemnity and other remedies contained in any Services Agreements and will not supersede or be superseded by such Services Agreements, whether executed prior to or after the execution of these Terms and Conditions, except to the extent specifically set forth in such other Services Agreements and expressly stating an intent to
III-6

modify this Terms and Conditions. Nothing contained herein will, or be deemed to, alter or modify the rights and remedies of BNY Mellon as set forth in the Services Agreements.
9.Confidentiality:
Electronic Access (including, without limitation, the design, programming techniques, algorithms and codes contained within the Electronic Access), Proprietary Data (as defined in the Data Terms Website) and any other information provided by BNYM to You are confidential property of BNYM, its Affiliates, its licensors, or third party service providers in relations to the Electronic Access Service under this Agreement.
You shall not, and shall procure that each User must not, without the prior written consent of BNYM, disclose to any third party or make unauthorized use of the Proprietary Information, the BNYM Web Sites and the content of this Agreement, and will take reasonable care to protect the confidential property in relation to this Agreement from examination by anyone except for its agents or employees who have a need to know. You shall be responsible for the consequences of any misuse of, or unauthorized use of or access to, the Proprietary Software and for the disclosure of any confidential property or information by You or an User, provided that this Section 9 shall not restrict any disclosure by You pursuant to any applicable law, or by order of any court or government agency. You will promptly notify BNYM in writing if such disclosure by the Client occurs.
Notwithstanding any other provision in this Agreement, BNYM may at its discretion, retain the records of Your and each User’s commands for any applicable legal or regulatory requirement and, for any other reason, including, without limitation, monitoring the quality of service that You receive, Your compliance with this Agreement and the security of the information.
10.Choice of Law and Forum: Unless otherwise agreed and specified herein, these Terms and Conditions are governed by and construed in accordance with the laws of the State of New York, without giving effect to any principles of conflicts of law; You expressly and irrevocably agree that exclusive jurisdiction and venue for any claim or dispute with BNY Mellon, its employees, contractors, officers or directors or relating in any way to Your use of Electronic Access resides in the state or federal courts in New York, New York; and You further irrevocably agree and expressly and irrevocably consent to the exercise of personal jurisdiction in those courts over any action brought with respect to these Terms and Conditions. BNY Mellon and You hereby waive the right of trial by jury in any action arising out of or related to the BNY Mellon or these Terms and Conditions.
11.Term and Termination:
a.    Either BNY Mellon or You may terminate these Terms and Conditions and the Electronic Access upon thirty (30) days’ written notice to the other party.
b.    In the event of any breach of the provisions of these Terms and Conditions or a breach by any Authorized User of the Terms of Use or the restrictions and requirements concerning the use of Information Providers’ proprietary data that are posted on the Data Terms Web Site, the non-breaching party may terminate these Terms and Conditions and the Electronic Access immediately upon written notice to the breaching party if any breach remains uncured after ten (10) days’ written notice of the breach is sent to the breaching party.
c.    BNY Mellon may immediately terminate access through an Authorized User’s user-id and password and may, at its discretion, also terminate access by an Authorized User, without right of cure, in the event of an unauthorized use of an Authorized User’s user-id or password, or where BNY Mellon believes there is a security risk created by such access.
d.    BNY Mellon may terminate, without advance notice, Your access or the access of Users to any portion or component of Electronic Access or the Sites in the event a third party service provider,
III-7

Content Provider or Information Provider prohibits BNY Mellon from permitting You or Users to have access to their information or services.
e.    Promptly upon receiving or giving notice of termination, You will notify all Users of the effective date of the termination.
f.    Upon termination of Your access to Electronic Access, You shall return all manuals, documentation, workflow descriptions and the like that are in Your possession or under Your control, and all security identification devices.
g.    The Reliance, Disclaimers, Limitation of Liability Indemnification and confidentiality provisions of the Terms and Conditions (and other provision of these Terms and Conditions containing disclaimers, limitation of liability and indemnification) shall survive the termination of these Terms and Conditions.
12.Force Majeure: Notwithstanding anything else in these Terms and Conditions, none of BNY Mellon, its third party service providers, licensors, or Information Providers shall be liable if they are prevented from, or delayed in performing their obligations, or for any loss resulting from a cause that is beyond the control of that entity.
13.General:
a.    BNY Mellon has adopted an incentive compensation program designed (i) to facilitate customers gaining access to and being provided with explanations about the full range of products and services offered by BNY Mellon and (ii) to expand and develop customer relationships. This program may lead to the payment of referral fees to employees of BNY Mellon who may have been involved in a referral that resulted in Your obtaining of products or services covered by these Terms and Conditions or which may be ancillary or supplemental to such products or services. Any such referral fees are funded solely out of fees and commissions paid by You under these Terms and Conditions or with respect to such ancillary or supplemental products or services. Further details of the payment of referral fees will be provided to the extent required by applicable laws or regulations and other legal requirements and limitations. Should You require such further details, You should contact its designated BNY Mellon relationship manager.
b.    These Terms and Conditions contain the entire agreement between You and BNY Mellon relating to the Electronic Access and supersedes all prior written or oral communications between the parties on the subject. In the event any one or more of the provisions of these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions shall remain valid and enforceable. Furthermore, the unenforceable provision(s) shall be modified to carry out to the full extent possible the intent of the provision deemed unenforceable.
c.    Unless otherwise specified in these Terms and Conditions, these Terms and Conditions may be amended through a written notice by BNY Mellon to You, together with written acceptance by You of such amendment to this Agreement.
d.    You may not assign these Terms and Conditions without the prior written consent of BNY Mellon. BNY Mellon may assign these Terms and Conditions to any affiliate or successor in interest without Your prior consent. These Terms and Conditions shall be binding upon and inure to the benefit of You and BNY Mellon and each of your respective successors and assigns.
e.    You and BNY Mellon each acknowledge the intention that these Terms and Conditions do not confer or purport to confer on any third party any benefit or any right to enforce any provisions under these Terms and Conditions, except that: (a) BNY Mellon’s affiliates may benefit from and enforce the provisions under these Terms and Conditions; and (b) each Information Provider may benefit from and enforce any right or benefit given to a Information Provider under these Terms and Conditions.
III-8

f.    A notice to either party shall be given in written English and may be delivered personally or sent by first class post, pre-paid recorded delivery or by facsimile to the other party. Any proceedings arising out of these Terms and Conditions will be sufficiently served if served on the relevant party at the most recent address provided to the other party. Each notice will be effective, in the case of a notice delivered by facsimile, when the sender receives a fax receipt confirming transmission of the fax and, in any other case, will be effective upon actual receipt
You represent and warrant to BNY Mellon that these Terms and Conditions and the indemnity contained herein have been duly authorized, executed and delivered on Your behalf, that You have full authority to execute these Terms and Conditions, both for the undersigned entities and for any affiliate with Electronic Access, and that the individual executing these Terms and Conditions has the requisite authority to bind the undersigned entities and each such affiliate to these Terms and Conditions, and that these Terms and Conditions constitute Your binding obligation enforceable in accordance with its terms.

III-9

SCHEDULE A
AFFILIATES
III-10

EXHIBIT A

Authorized Persons
The following persons, whether or not an officer or employee of the Company, are hereby designated Authorized Persons under the Master Administrative Services Agreement dated as of the Effective Date, between the Company and The Bank of New York Mellon, through its Alternative Investment Services group (“BNYM-AIS”).

Name            Company        Signature        Phone No.
__________        __________        __________        __________
__________        __________        __________        __________
__________        __________        __________        __________
__________        __________        __________        __________
__________        __________        __________        __________
__________        __________        __________        __________

EXHIBIT B

Documents
1.    The Company’s Organizational Documents and all amendments thereto.
2.    The Company’s Offering Materials.
3.    Any investment advisory, custodian, prime brokerage or similar contract or agreement between the Company and any other party, including any contract or agreement described in the Offering Materials.